Exhibit 8.1

Baker & McKenzie LLP
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December 4, 2007

Xinyuan Real Estate Co., Ltd.

No. 18 Xinyuan Road

Zhengzhou, Henan 450011

People’s Republic of China

Re: American Depositary Shares of Xinyuan Real Estate Co., Ltd. (the “Company”)

Ladies and Gentlemen:

In connection with the public offering on the date hereof of American Depositary Shares (“ADS”), each of which represents two common shares, par value $0.0001 per share (the “Common Shares”), of the Company pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 16, 2007, as amended to date (the “Registration Statement”), you have requested our opinion concerning the statements in the Registration Statement under the caption “Taxation - United States Federal Income Taxation.”

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed authenticity of all documents submitted to us as originals, the geniuneness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purposes of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Washington, DC	Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Based on such facts and subject to limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation - United States Federal Income Taxation” constitute the opinion of Baker & McKenzie LLP as to the material tax consequences of an investment in the ADSs.

No opinion is expressed as to any matter not discussed herein.

We undertake no obligation to update this opinion subsequent to the date on which the Commission declares the Registration Statement effective. This opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose. However, this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Taxation - United States Federal Income Taxation” in the prospectus included in the Registration Statement. In giving such consent, we do not therby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

Baker & McKenzie LLP

/s/ Baker & McKenzie LLP

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